Exhibit 99.1


                                      Contact:  Peter W. Keegan
                                                Senior Vice President
                                                (212) 521-2950

                                                Candace Leeds
                                                V. P. of Public Affairs
                                                (212) 521-2416

                                                Joshua E. Kahn
                                                Investor Relations
                                                (212) 521-2788

LOEWS CORPORATION
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NEWS RELEASE
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FOR IMMEDIATE RELEASE
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            LOEWS CORPORATION ANNOUNCES AGREEMENT TO PURCHASE
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    GULF SOUTH PIPELINE, LP FROM ENTERGY-KOCH, LP FOR $1.136 BILLION
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  NEW YORK, November 22, 2004 - Loews Corporation (NYSE:LTR) today announced that its wholly-owned subsidiary, TGT Pipeline, LLC, has entered into a definitive agreement to purchase Gulf South Pipeline, LP from Entergy-Koch, LP for $1.136 billion. Entergy-Koch, LP is a venture of Entergy Corporation (NYSE: ETR) and privately-owned Koch Energy, Inc., a subsidiary of Koch Industries, Inc.

  The closing of the transaction, which is expected to occur prior to year-end, is subject to normal and customary conditions, including the expiration of the waiting period under the Hart-Scott-Rodino antitrust law.

  Gulf South Pipeline owns and operates an 8,000-mile interstate natural gas pipeline, gathering and storage system located in the U.S. Gulf Coast. Gulf South is headquartered in Houston with field offices located in Texas, Louisiana, Mississippi, Alabama and Florida. The Gulf South pipeline system is comprised of approximately 6,800 miles of interstate transmission pipeline, 1,200 miles of gathering pipeline and
68.5 billion cubic feet of working gas storage capacity.

  James Tisch, Chief Executive Officer of Loews, commented on the acquisition, "We view Gulf South as a highly attractive pipeline system, both as a stand-alone business and as a complement to our Texas Gas Transmission subsidiary. We look forward to bringing Gulf South on as a new Loews subsidiary and to working with Gulf South's seasoned management team. We expect the transaction to be accretive to Loews's earnings per share and to enhance our free cash flow."

  The Company intends to finance approximately 50 percent of the purchase price by issuing debt at the pipeline subsidiary level following the acquisition of Gulf South.

Conference Call at 11:00 a.m. Today
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  Loews will hold a conference call at 11:00 a.m. ET on Monday,
November 22, 2004, to discuss the planned acquisition of Gulf South. A live broadcast of this conference call will be available online at the Loews website (www.loews.com). Please go to the website at least 10 minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference

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call should dial (877) 692-2592. An online replay will be available at the Company's website for one week following the call.

  Loews Corporation, a holding company, is one of the largest diversified financial corporations in the United States. Its principal subsidiaries are CNA Financial Corporation, Lorillard, Inc., Diamond Offshore Drilling, Texas Gas Transmission, Loews Hotels, and Bulova Corporation. TGT Pipeline, LLC is a wholly-owned subsidiary of Loews Corporation and is the direct parent of Texas Gas Transmission, LLC.

                                    ***

  Forward-Looking Statements. Statements in this press release that
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contain "forward-looking statements" within the meaning of the Private
Securities Litigation Reform Act of 1995 include, but are not limited to, statements using the words "believes", "expects", "plans", "intends", "should" and similar expressions, and other statements concerning the Company's future plans, objectives, and expected performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Important risk factors that could cause actual results to differ include, but are not limited to: domestic demand for natural gas; Gulf South's reliance on Gulf Coast and East Texas natural gas supplies; extensive competition from other pipelines; economic and political changes, such as regulation, inflation rates, and other external factors over which the Company has no control; and the outcome of contingencies (including completion of the acquisition, arranging financing and regulatory approval). A discussion of the additional risk factors that could impact the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission. Copies of these reports are available through the Company's website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements.

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